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                                                                 EXHIBIT 10.2.27

                                   ROHR, INC.
                          SUPPLEMENTAL RETIREMENT PLAN
                            TWENTY-SEVENTH AMENDMENT



Pursuant to Article 6, this amendment to the Supplemental Retirement Plan is hereby adopted.

1. Pursuant to provisions of Section 1.07, the following persons are declared to be eligible to be Participants in the Plan and eligible for a benefit herender, as provided below:

     The calculation of their benefits would be based only on actual service to date of actual retirement, and, except as provided below, all early retirement reductions under Section 3.02 (as applicable) shall apply.

     (a) Tony Derczo, who shall be deemed to remain eligible as a Participant under the Plan after the date he is removed from general eligibility as a Participant hereunder (but for the application of these special provisions) until May 1, 1995, and who will also be deemed eligible to retire on or before such date even though he is not then aged 60.

     (b) Don Mayo, who will be deemed to be eligible to retire on April 1, 1995, and upon his retirement, the early retirement actuarial reduction will not apply but his benefit will be calculated on the basis of the Years of Credited Service earned by Mr. Mayo as of his retirement date.

     (c) Nick Bucur, who will be deemed eligible to retire on July 1, 1995, even though he does not reach age 60 as of the date of his retirement, and upon his retirement, the early retirement actuarial reduction will not apply and his benefit will be calculated as if he had 30 years of service upon such retirement. In addition, Mr. Bucur's surviving spouse benefit under Section 3.06(a) and (b) shall be $6,000 per month during her lifetime.

     (d) Gary Ramsdell, who shall be deemed to remain eligible as a Participant under the Plan after the date he is removed from general eligibility as a Participant hereunder (but for the application of these special provisions) until June 30, 1997.

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2.   In all other respects, the Plan is hereby ratified and confirmed.

     IN WITNESS WHEREOF, Rohr, Inc., has caused its duly authorized officers to execute this Amendment on the 19th day of August 1994.

                                    ROHR, INC.

                                    By: R. W. Madsen
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                                        R. W. Madsen
                                        Vice President, General Counsel
                                        and Secretary

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